Exhibit 99.1

iRhythm Technologies Announces Second Quarter 2022 Financial Results

SAN FRANCISCO, August 4, 2022 - iRhythm Technologies, Inc. (NASDAQ: IRTC), a leading digital healthcare solutions company focused on the advancement of cardiac care, today reported financial results for the three months ended June 30, 2022.

Second Quarter 2022 Financial Highlights
•Revenue of $102.1 million, a 25.6% increase compared to second quarter 2021
•Gross margin of 68.8%, a 0.8 percentage point improvement compared to second quarter 2021
•Cash and short-term investments of $204.5 million at June 30, 2022
•Raised full year 2022 revenue guidance to range from $415 million to $420 million

Recent Operational Highlights
•Reimbursement rates proposed by the Centers for Medicare and Medicaid Services (“CMS”) as part of the Proposed Medicare Physician Fee Schedule for Calendar Year 2023 that impact Zio XT for CPT codes 93247 and 93243
•510(k) FDA clearance granted for clinically integrated ZEUS system for the Zio® Watch, developed in partnership with Verily as clinical grade watch to detect and characterize atrial fibrillation and integrate with clinician workflow
•Recent additions to the executive leadership team reflective of company's commitment to driving sustainable value and significant growth across multiple pillars
•iRhythm to hold investor day on September 21, 2022, in New York City, with content to incorporate key elements of long-term business strategy, details of stated growth vectors and long-range financial targets

"We made steady progress in the second quarter, out-performing revenue expectations and delivering another quarter of record registrations in our core U.S. business, fueled by an all-time high number of new accounts doing business with us," said iRhythm CEO and President, Quentin Blackford. "New account openings were up 22% quarter-over-quarter and revenue volumes increased 10% sequentially, underscoring our solid performance amidst a difficult market environment. With business highlights regarding reimbursement and our Zio Watch clearance already announced in July, we are pleased with the way that the second half of 2022 has begun."

“We also rounded out our executive leadership team with recent additions that position us well to advance our long-term strategies for sustainable growth in our core U.S. market, expand into greater international geographies and enter adjacent markets. The sizable opportunity ahead of us to bring our innovative technology platform powered by data-driven artificial intelligence to patients, clinicians, healthcare systems and payers gets us excited every day. We look forward to sharing more details on this vision at an investor day during the third quarter," concluded Mr. Blackford.

Second Quarter Financial Results
Revenue for the three months ended June 30, 2022 increased 25.6% to $102.1 million, from $81.3 million during the same period in 2021. The increase was primarily driven by Zio XT and AT volume growth and increases in Medicare pricing.

Gross profit for the second quarter of 2022 was $70.2 million, up 26.9% from $55.3 million during the same period in 2021, while gross margins were 68.8%, up from 68.0% during the same period in 2021. The increase in gross profit was primarily due to increased volume and average selling price, partially offset by increases in cost per unit.

Operating expenses for the second quarter of 2022 were $93.7 million, compared to $72.3 million for the same period in 2021 and $110.3 million in the first quarter 2022. The sequential decrease in operating expenses was due to the absence of one-time impairment and restructuring charges incurred in the first quarter 2022, associated primarily with a reduction in size of our San Francisco facility and severance and other employee exit related costs.

Net loss for the second quarter of 2022 was $23.9 million, or a loss of $0.80 per share, compared with net loss of $17.4 million, or a loss of $0.59 per share, for the same period in 2021.

Cash, cash equivalents and short-term investments were $204.5 million as of June 30, 2022.

Exhibit 99.1

Guidance
iRhythm projects revenue for the full year 2022 to range from $415 million to $420 million, which represents 29% to 30% growth over prior year results. Gross margin for the full year 2022 is expected to range from 68% to 69% and adjusted operating expenses are expected to range between $375 million and $385 million. Adjusted EBITDA for the full year 2022 is expected to range from negative $12.5 million to negative $17.5 million.

Webcast and Conference Call Information
iRhythm’s management team will host a conference call today beginning at 1:30 p.m. PT/4:30 p.m. ET. Investors interested in listening to the conference call may do so by accessing the live and archived webcast of the event, which will be available on the “Investors” section of the company’s website at: www.irhythmtech.com.

About iRhythm Technologies, Inc.
iRhythm is a leading digital health care company redefining the way cardiac arrhythmias are clinically diagnosed. The company combines wearable biosensor devices worn for up to 14 days and cloud-based data analytics with powerful proprietary algorithms that distill data from millions of heartbeats into clinically actionable information. The company believes improvements in arrhythmia detection and characterization have the potential to change clinical management of patients.

Use of Non-GAAP Financial Measures and Other Operating Metrics
We refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release, including adjusted EBITDA, adjusted operating expenses and adjusted net loss. See the schedules attached to this press release for additional information and reconciliations of such non-GAAP financial measures.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements include those regarding financial guidance, market opportunity, ability to penetrate the market, anticipated productivity improvements and expectations for growth. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled “Risk Factors” and elsewhere in our filing made with the Securities and Exchange Commission, including those on the Form 10-Q expected to be filed on or about August 5, 2022. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. iRhythm disclaims any obligation to update these forward-looking statements.

Investor Relations Contact:	Media Contact:
Stephanie Zhadkevich	Morgan Mathis
(919) 452-5430	(310) 528-6306
investors@irhythmtech.com	irhythm@highwirepr.com

Exhibit 99.1

IRHYTHM TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share data)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$101,253	$127,562
Short-term investments	103,238	111,569
Accounts receivable, net	57,380	46,430
Inventory	14,422	10,268
Prepaid expenses and other current assets	8,526	9,693
Total current assets	284,819	305,522
Property and equipment, net	65,923	55,944
Operating lease right-of-use assets	63,940	84,587
Goodwill	862	862
Other assets	20,142	16,052
Total assets	$435,686	$462,967
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,987	$10,509
Accrued liabilities	49,954	51,486
Deferred revenue	2,977	3,049
Debt, current portion	—	11,667
Operating lease liabilities, current portion	11,498	11,142
Total current liabilities	70,416	87,853
Debt, noncurrent portion	34,927	9,690
Other noncurrent liabilities	952	697
Operating lease liabilities, noncurrent portion	84,749	85,212
Total liabilities	191,044	183,452
Stockholders’ equity:
Preferred Stock	—	—
Common stock	28	27
Additional paid-in capital	725,748	685,594
Accumulated other comprehensive loss	(583)	(61)
Accumulated deficit	(480,551)	(406,045)
Total stockholders’ equity	244,642	279,515
Total liabilities and stockholders’ equity	$435,686	$462,967

Exhibit 99.1

IRHYTHM TECHNOLOGIES, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue, net	$102,051	$81,278	$194,429	$155,589
Cost of revenue	31,806	25,995	62,425	49,453
Gross profit	70,245	55,283	132,004	106,136
Operating expenses:
Research and development	11,945	9,606	22,487	18,116
Selling, general and administrative	81,751	62,669	154,909	132,482
Impairment and restructuring charges	—	—	26,608	—
Total operating expenses	93,696	72,275	204,004	150,598
Loss from operations	(23,451)	(16,992)	(72,000)	(44,462)
Interest expense	(482)	(307)	(2,511)	(642)
Other income, net	69	55	85	179
Loss before income taxes	(23,864)	(17,244)	(74,426)	(44,925)
Income tax provision	33	116	80	214
Net loss	$(23,897)	$(17,360)	$(74,506)	$(45,139)
Net loss per common share, basic and diluted	$(0.80)	$(0.59)	$(2.51)	$(1.54)
Weighted-average shares, basic and diluted	29,843,141	29,318,894	29,720,415	29,242,089

Exhibit 99.1

IRHYTHM TECHNOLOGIES, INC.
Reconciliation of GAAP to Non-GAAP Financial Information
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted EBITDA reconciliation	2022	2021	2022	2021
Net loss	$(23,897)	$(17,360)	$(74,506)	$(45,139)
Income tax provision	33	116	80	214
Depreciation and Amortization	3,351	2,153	6,494	4,189
Interest expense, net	286	247	2,183	494
Stock-based compensation	15,098	10,260	29,001	30,490
Impairment and restructuring charges	175	—	27,041	—
Adjusted EBITDA	$(4,954)	$(4,584)	$(9,707)	$(9,752)

	Three Months Ended June 30,		Six Months Ended June 30,
Non-GAAP restructuring and impairment reconciliation	2022	2021	2022	2021
Impairment and restructuring charges, as reported	$—	$—	$26,608	$—
Restructuring related consulting fees	175	—	433	—
Non-GAAP restructuring and impairment	$175	$—	$27,041	$—

Adjusted net loss reconciliation
Net loss, as reported	$(23,897)	$(17,360)	$(74,506)	$(45,139)
Impairment and restructuring charges, as reported	—	—	26,608	—
Restructuring related consulting fees	175	—	433	—
Adjusted net loss	$(23,722)	$(17,360)	$(47,465)	$(45,139)

Adjusted net loss per share reconciliation
Net loss per share, as reported	$(0.80)	$(0.59)	$(2.51)	$(1.54)
Impairment and restructuring charges per share	—	—	0.90	—
Restructuring related consulting fees per share	0.01	—	0.01	—
Adjusted net loss per share	$(0.79)	$(0.59)	$(1.60)	$(1.54)

Adjusted operating expense reconciliation
Operating expense, as reported	$93,696	$72,275	$204,004	$150,598
Impairment and restructuring charges, as reported	—	—	26,608	—
Adjusted operating expense	$93,696	$72,275	$230,612	$150,598